EXHIBIT 99.2


March 23, 2006

FOR IMMEDIATE RELEASE
SCHAUMBURG, IL



              Pliant is Kicking its Performance Into a Higher Gear
              ----------------------------------------------------


Pliant had a successful year in 2005 despite the unprecedented disruptions of the hurricanes and high energy prices. We had many noteworthy accomplishments and set quite a few records including record sales, record number of patented innovations, record gross waste rates, record net waste rates, and record customer quality levels. We stayed true to our balanced business model and we drove forward with a financial restructuring program that will correct the capital structure of our company. This financial restructuring program took an unexpected turn and we voluntarily filed Chapter 11 in early 2006 to complete this process. We remain confident about our plans, our opportunities and our results.

Pliant is  committed to a balanced  business  model  focused on Accretive  Sales
Growth, Cost Reduction and Lean Business Practices. With our new capital structure, we expect to add an important 4th dimension to our business model - consistent and sustained capital investment to support our priorities. Under our proposed financial restructuring, Pliant will have an additional $40 million per year in freed up cash to invest in our company. This is a fantastic advancement for Pliant. This enhanced cashflow allows us to drive new investments to benefit existing customers and to fund expansion into new areas and continue to improve our efficiency and cost reduction performance.

The hurricanes of the second half of 2005 were met with a committed and prepared Pliant management team. We worked hand-in-hand with our vendors and our customers to ensure supply continuity. We succeeded together and, in fact, in the 4th quarter, we increased both sales and EBITDAR (EBITDA excluding restructuring charges). For the full year of 2005, the company's EBITDAR was about 10.6 cents per pound. This was down just slightly from the prior year - despite significantly higher energy and freight costs across the industry and a steep run-up in resin prices in the 3rd and 4th quarter.

We believe our performance compares favorably to our peers and is evidence that Pliant's management strategies are working. We are very proud of our customer relationships and the improvements that we are making in the company. We know that long-term success requires a firm commitment to long-term programs and premier partnerships. We are proud to say that Pliant earned the right to supply some brand new customers in 2005 and are ramping up volume in several new areas.

Pliant is committed to being the best flexible packaging company in the world and our goal is to get better every day. Pliant is a great film-maker, printer and bag-maker. We have proud employees making sure that we deliver on our promises every day. We are committed to innovation. We are committed to waste elimination in our business processes. We are committed to quality and defect elimination. We are committed to simplification and automation of our business practices. There are many flexible packaging companies, but Pliant's business model is unique. I would like to share some of our company's 2005 highlights with you.

Accretive Sales Growth
----------------------
     o Innovation is at the center of Pliant's priorities. We have no interest in being a "me-too" film maker. We are firmly committed to innovation. Our innovation program is comprehensive, driving new technologies and developments in processes, products and materials engineering. Our goal is to remain in front of cost-reduction breakthroughs and advancements in plastic packaging performance. We leverage our innovation advancements to grow sales with winning customers. We had strong advancements in 2005.
          o    Increased degreed engineers by 30%
          o Created a dedicated next-generation Innovation Team to develop next-generation technologies that can be used across our business units
          o    Doubled the number of patents filed to protect our innovations
          o    Increased the number of new product samples by 20%
          o Innovation developments contributed to 12% of the company's EBITDAR in 2005
     o    We significantly expanded our capacity to manufacture printed products
          o We launched a new printing operation in the Central part of the US and now have a national footprint to serve our printed products customers
          o We took our printing and bag making know-how directly into our Personal Care and Medical markets and grew sales by over 40% in the first year of this endeavor and penetrated several new accounts
          o In 2006, we will continue to expand our printing capacity to support planned growth
     o We continued our investments into state of the art, wide web and fractional gauge technologies to support the expanding hygienic markets. These investments also include "next generation" technology being developed for in-line printing to support the growth in decorative back sheet films used for baby diapers and other personal care applications.
     o Our Marquee Account program again landed several new, large customers who are category winners in their respective markets
     o We are expanding our growing European business and we have a major new win in our Australian business

Cost Reduction
--------------
Cost reduction is critical for Pliant and is a strength of our management team. This is a multi-faceted, continuous effort. Our goal is to lower our pound-for-pound costs forever while keeping our central SG&A costs in check. Waste is always bad as it offers no value to anyone and we hate waste.
     o Gross Waste - In 2005, we again set a record for ourselves with a 10.2% gross waste. This is 2 full points of improvement in 2 years - from 12.2% to 10.2%. In addition to the cost savings of this performance, it also frees up capacity on our equipment. Our momentum continues and, once again, we have significant improvements planned for 2006.
     o Net waste - In 2005, we set a record for net waste also with 5.2% net waste. This is a 3 point improvement in 2 years - from 8.2% to 5.2%. This is a big focus of our company. Just like gross waste, we have well-defined plans for a significant improvement in 2006.
     o Underperforming areas - In 2004, we fixed and sold the Solutions business. In 2005, our Mexico team completed a huge turnaround and that operation is now generating close to $2 million of EBITDAR annually and earning new customers.
     o Energy and freight - This has quickly emerged as a new inflationary focal point for our cost structure and we have huge programs underway to mitigate the impact of these costs.
     o Resin - Pliant has initiated a massive rebalance of our resin supply base. The company's goal is to diversify our procurement among Low Cost Country (LCC) suppliers, traditional domestic sources, best value secondary market resins and alternative materials.
     o In 2005, we decreased SG&A costs overall as well as SG&A costs per pound
          o    From $87.5 million in 2004 to $85.6 million in 2005
          o    From 10.0 cents/pound in 2004 to 9.9 cents/pound in 2005

Lean Business Practices
-----------------------
Pliant will continue to eliminate redundant costs in our business model. The goal is to provide the best services at the lowest cost. In all cases, this means "managing the clock" and getting our work done quickly and right the first time. We made significant progress in 2005 including:
     o    Centralization of Customer Service for US & Canada
     o Creation and centralization of Graphics Design & Support Center for the US market, complete with a digital graphics approval system
     o    Implementation of an automated freight management system

Financial Highlights
--------------------
Many people have wondered if the financial restructuring that we have underway would be distracting to the company. On the contrary, it has brought out the very best in our people and Pliant has never been more locked on performing. It has brought out courage from our employees. Pliant has never been more focused; more ready to serve its customers; or more ready to take on our competitors. We know exactly who we are, where we are headed and how we will get there. And very soon, for the first time, we expect to have the extra free cash flow we need to make big bold moves. We are excited.

We expect 2006 to be a major turning point for Pliant and our partners. Our proposed restructuring will dramatically improve our balance sheet and the free cash flow of our business. We plan to deliver more value-added solutions to our customers than ever before - including cost breakthroughs, product innovations, process innovations and business process simplification.

Under the terms of our proposed restructuring, Pliant will have double the free cash flow to compete and get better. This is a big deal - we know it, our customers know it and our competition knows it.

While we have been fully underway with a significant effort to revamp our balance sheet and free cash flow, Pliant remained focused on performance and had a solid year, despite unprecedented industry headwinds.

     o    Full year sales were up 11% versus 2004 on 1% less pounds
          o Personal Care and Medical Film sales were up 16% in dollars and 2% in pounds.
          o    Medical Device and Surgical Suite sales were up 5% in pounds
     o    Full year EBITDAR was $92 million in 2005, down slightly from 2004

We are very excited about the momentum that we have with our customers, our innovation programs and our cost reduction programs. We look forward to a quick and timely completion of our financial restructuring and plan to immediately ramp-up our investments in capital spending programs.

     o Our plan is to organically grow sales around 2 to 3% per year. This can be referenced in many ways from industry data and we have grown at about 2% CAGR over the last couple of years.
     o EBITDAR is projected to be between $105 and $110 million in 2006 and our internal plan is to grow our EBITDAR to $150+ million over the next few years.

Summary
-------
We are committed to achieving results via a balanced business model. We look forward to expanding our business, driving innovation, delivering world-class products to our customers and meeting our financial objectives to our investors and to ourselves. We are unlocking a new era for Pliant. We are very excited about 2006 and we look forward to achieving the goals that we have set for ourselves and our customers.

Harold Bevis
President and Chief Executive Officer
Pliant Corporation

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
-----------------------------------------------

This release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. When used in this release, the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts" and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management's projection of future operating trends, are based upon current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. But, management's expectations, beliefs and projections may not be achieved.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this release. Important factors that could cause our actual results to differ materially from the forward-looking statements we make in this release are described in our annual report on Form 10-K for the year ended December 31, 2004. Such risks, uncertainties and other important factors include, among others:

     o general economic and business conditions, particularly an economic downturn;

     o    inability to conclude our financial restructuring;

     o    continuing   losses  and  charges  against  earnings   resulting  from
          restructurings or the impairment of assets;

     o    industry trends;

     o    risks of high leverage and any increases in our leverage;

     o    interest rate increases;

     o    changes in our ownership structure;

     o    raw material costs and availability particularly resin;

     o    competition;

     o    the loss of any of our major customers;

     o    changes in demand for our products;

     o    new technologies

     o changes in distribution channels or competitive conditions in the markets or countries where we operate;

     o    costs and/or complications of integrating any future acquisitions;

     o    loss of our intellectual property rights;

     o    foreign   currency   fluctuations   and   devaluations  and  political
          instability in our foreign markets;

     o    changes in our business strategy or development plans;

     o    availability, terms and deployment of capital;

     o    labor relations and work stoppages;

     o    availability of qualified personnel; and

     o increases in the cost of compliance with laws and regulations, including environmental laws and regulations.

There may be other factors that may cause our actual results to differ materially from the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this release and are expressly qualified in their entirety by the cautionary statements included in this release. We undertake no obligations to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

                                      # # #

Pliant Corporation is a leading producer of value-added film and flexible packaging products for personal care, medical, food, industrial and agricultural markets. Pliant operates 24 manufacturing and research and development facilities around the world and employs approximately 3,000 people.


CONTACT:
Chris Sbertoli
Phone:  847-969-3348
Email:  chris.sbertoli@pliantcorp.com
Company Web Site:  www.pliantcorp.com

                       PLIANT CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
 As of December 31, 2005 and 2004 (Dollars in Thousands, Except per Share Data)


                                                                                        2005            2004
                                                                                    --------------  --------------
                                                                                     (Unaudited)
                                                                                    --------------
ASSETS
CURRENT ASSETS :
   Cash and cash equivalents                                                        $      12,802   $       5,580
   Receivables:
     Trade accounts, net of allowances of $5,672 and $4,489, respectively                 132,640         117,087
     Other                                                                                  5,044           8,308
   Inventories                                                                            106,826          94,300
   Prepaid expenses and other                                                               7,222           4,032
   Income taxes receivable                                                                  1,074             361
   Deferred income taxes                                                                   11,424          11,961
                                                                                    --------------  --------------
          Total current assets                                                            277,032         241,629
PLANT AND EQUIPMENT, net                                                                  294,993         297,145
GOODWILL                                                                                  182,245         182,237
OTHER INTANGIBLE ASSETS, net                                                               14,719          17,076
OTHER ASSETS                                                                               51,916          39,005
                                                                                    --------------  --------------
          Total assets                                                              $     820,905   $     777,092
                                                                                    ==============  ==============

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
   Trade accounts payable                                                           $      52,000   $      96,282
   Accrued liabilities:
     Interest payable                                                                      34,359          12,985
     Customer rebates                                                                       9,538           8,391
     Other                                                                                 41,307          43,462
   Current portion of long-term debt and debt in default                                  446,456           1,994
                                                                                    --------------  --------------
          Total current liabilities                                                       583,660         163,114
LONG-TERM DEBT, net of current portion                                                    535,239         840,354
OTHER LIABILITIES                                                                          34,677          26,454
DEFERRED INCOME TAXES                                                                      31,575          31,433
SHARES SUBJECT TO MANDATORY REDEMPTION                                                    270,689         229,910
                                                                                    --------------  --------------
          Total liabilities                                                             1,455,840       1,291,265
                                                                                    --------------  --------------
MINORITY INTEREST                                                                              --              33
REDEEMABLE PREFERRED STOCK:
   Series B - 720 shares authorized, no par value, 628 and 720 shares outstanding
     at December 31, 2005 and December 31, 2004                                               102             117
REDEEMABLE COMMON STOCK - no par value; 60,000 shares authorized; 10,873 shares outstanding as of December 31, 2005 and December 31, 2004, net of related stockholders' notes receivable of $1,847 at December 31, 2005 and December 31,
2004                                                                                        6,645           6,645
STOCKHOLDERS' DEFICIT:
   Common stock - no par value; 10,000,000 shares authorized, 542,638 shares
     outstanding as of December 31, 2005 and December 31, 2004                            103,376         103,376
   Warrants to purchase common stock                                                       39,133          39,133
   Accumulated deficit                                                                   (763,940)       (650,974)
   Stockholders' notes receivable                                                            (660)           (660)
   Accumulated other comprehensive loss                                                   (19,591)        (11,843)
                                                                                    --------------  --------------
          Total stockholders' deficit                                                    (641,682)       (520,968)
                                                                                    --------------  --------------
          Total liabilities and stockholders' deficit                               $     820,905   $     777,092
                                                                                    ==============  ==============


                       PLIANT CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
      For the Years Ended December 31, 2005 and 2004 (Dollars in Thousands)


                                                                        2005            2004
                                                                    -------------  ----------------
                                                                     (Unaudited)
                                                                    -------------

NET SALES                                                           $  1,072,840   $       968,680
COST OF SALES                                                            939,709           826,819
                                                                    -------------  ----------------
          Gross profit                                                   133,131           141,861
                                                                    -------------  ----------------
OPERATING EXPENSES:
   Selling, general and administrative                                    77,051            81,058
   Research and development                                                8,705             6,489
   Impairment of goodwill and intangible assets                               --                --
   Impairment of fixed assets                                                 --               359
   Restructuring and other costs                                           2,436             2,108
   Financial Restructuring                                                 3,802                --
                                                                    -------------  ----------------
          Total operating expenses                                        91,994            90,014
                                                                    -------------  ----------------
OPERATING INCOME                                                          41,137            51,847
INTEREST EXPENSE -- Current and Long Term debt                          (114,294)         (110,353)
INTEREST EXPENSE - Dividends and accretion on Redeemable
   Preferred Stock                                                       (40,778)          (35,325)
OTHER INCOME (EXPENSE), net                                                4,082              (737)
                                                                    -------------  ----------------
LOSS FROM CONTINUING OPERATIONS
   BEFORE INCOME TAXES                                                  (109,853)          (94,568)
                                                                    -------------  ----------------
INCOME TAX EXPENSE (BENEFIT):
   Current                                                                 1,016             1,794
   Deferred                                                                1,001              (205)
                                                                    -------------  ----------------
          Total income tax expense (benefit)                               2,017             1,589
                                                                    -------------  ----------------
LOSS FROM CONTINUING OPERATIONS                                         (111,870)          (96,157)
                                                                    -------------  ----------------

DISCONTINUED OPERATIONS
   Loss from discontinued operations                                      (1,096)           (7,395)
   Loss on sale of discontinued operations                                    --           (10,370)
                                                                    -------------  ----------------
LOSS FROM DISCONTINUED OPERATIONS                                         (1,096)          (17,765)
                                                                    -------------  ----------------
NET LOSS                                                            $   (112,966)  $      (113,922)
                                                                    =============  ================


                       PLIANT CORPORATION AND SUBSIDIARIES
                               OPERATING SEGMENTS
                             (Dollars in Thousands)


                                   Specialty
                                   Products     Industrial   Engineered     Performance  Corporate/
                                     Group         Films        Films          Films       Other          Total
                                  ------------ ------------- ------------  ------------ ------------- -------------
Three months ended Dec. 31, 2005
   (Unaudited)
   Net sales to customers         $   105,549  $     85,233  $    67,117   $    29,020  $      1,814  $    288,733
   Intersegment sales                   2,242         4,207        2,266           448        (9,163)           --
                                  ------------ ------------- ------------  ------------ ------------- -------------
     Total net sales                  107,791        89,440       69,383        29,468        (7,349)      288,733
   Depreciation and amortization        5,138         1,650        1,767           925         1,103        10,583
   Interest expense                     3,682            65          317             6        39,642        43,712
   Segment profit (loss)               12,308         7,465        7,629         4,008        (7,939)       23,471
   Capital expenditures                 9,192           514          593           393           715        11,407

Three months ended Dec. 31, 2004
   Net sales to customers         $   101,480  $     71,810  $    54,178   $    23,673  $      2,387  $    253,536
   Intersegment sales                   2,068         2,954        1,624           653        (7,299)           --
                                  ------------ ------------- ------------  ------------ ------------- -------------
     Total net sales                  103,556        74,764       55,802        24,326        (4,912)      253,536
   Depreciation and amortization        4,707         1,652        1,914           852         1,195        10,320
   Interest expense                     1,310            31          175             3        33,862        35,381
   Segment profit (loss)                9,253         5,804        6,466         2,936        (8,274)       16,185
   Capital expenditures                 3,830         2,377          824           617         1,465         9,115


                                   Specialty
                                   Products     Industrial   Engineered     Performance  Corporate/
                                     Group         Films        Films          Films       Other          Total
                                  ------------ ------------- ------------  ------------ ------------- -------------
Twelve months ended Dec. 31, 2005
   (Unaudited)
   Net sales to customers         $   410,233  $    306,984  $   241,802   $   106,109  $      7,712  $  1,072,840
   Intersegment sales                   6,655        15,707        6,251         1,592       (30,205)           --
                                  ------------ ------------- ------------  ------------ ------------- -------------
     Total net sales                  416,888       322,691      248,053       107,701       (22,493)    1,072,840
   Depreciation and amortization       18,688         6,740        7,067         3,522         4,521        40,538
   Interest expense                     7,555           391          831            36       146,259       155,072
   Segment profit (loss)               51,720        26,608       29,132        13,790       (29,255)       91,995
   Segment total assets               388,760       107,528      155,218        73,398        96,001       820,905
   Capital expenditures                22,064         3,397        2,845         4,627         4,896        37,829

Twelve months ended Dec. 31, 2004
   Net sales to customers         $   390,733  $    254,104  $   218,963   $    98,148  $      6,732  $    968,680
   Intersegment sales                  14,030         7,170        6,146         1,936       (29,282)           --
                                  ------------ ------------- ------------  ------------ ------------- -------------
     Total net sales                  404,763       261,274      225,109       100,084       (22,550)      968,680
   Depreciation and amortization       18,932         5,589        7,090         3,447         6,352        41,410
   Interest expense                     4,467            29          646            13       140,523       145,678
   Segment profit (loss)               48,956        26,245       33,419        15,585       (29,577)       94,628
   Segment total assets               375,033       105,543      140,799        68,190        87,527       777,092
   Capital expenditures                10,433         8,132        2,011         1,140         2,374        24,090


     A reconciliation of the totals reported for the operating segments to the totals reported in the consolidated financial statements is as follows (in thousands):


                                                            Three Months Ended            Twelve Months Ended
                                                               December 31,                  December 31,
                                                       --------------------------------  ----------------------------
                                                           2005            2004            2005           2004
                                                       --------------  ----------------  ------------- --------------
                                                        (Unaudited)                      (Unaudited)
                                                       --------------                    -----------
Profit or Loss
   Total segment profit                                $      23,471   $      16,185 $        91,995  $      94,628
   Depreciation and amortization                             (10,583)        (10,320)        (40,538)       (41,410)
Restructuring and other costs                                 (3,805)             58          (6,238)        (2,108)
   Interest expense                                          (43,712)        (35,381)        (155,072)      (145,678)
                                                       --------------  ----------------  ------------- --------------
     Loss from continuing operations before income     $     (34,629)  $     (29,458)$      (109,853) $     (94,568)
        taxes                                          ==============  ================  ============= ==============
